                                                                Exhibit 10.18

                        SEPARATION AGREEMENT AND RELEASE

         THIS  SEPARATION  AGREEMENT AND RELEASE  ("Agreement")  is entered into between Decorize, Inc., its affiliated and related entities ("Decorize") and Jon
Baker  ("Baker")  effective as of August 25, 2003,  and is intended to be a full and final resolution of all matters  involving  Baker's  employment by Decorize.
Specifically, the parties to this Agreement agree to the following:

         1.  Resignation.  Baker has resigned from his employment  with Decorize effective August 25, 2003.

         2.  Compensation.   In  consideration  of  Baker's  execution  of  this
Agreement, Decorize agrees that it will provide the following to Baker:

                  (a)  Decorize  will pay to Baker a gross  monthly  payment  of
         $6,000.00  per month during the period from  September  1, 2003,  until
         February  29,  2004.  The payments  will be made on  Decorize's  normal payroll  dates each month and will be subject to all  applicable  legal deductions. Decorize will also issue to Baker 65,000 shares of Decorize common stock to be delivered to Baker on March 1, 2004.

                  (b)   Decorize   will  pay  Baker's   cost   pursuant  to  the
         Consolidated  Omnibus Budget  Reconciliation  Act ("COBRA") to continue his health insurance  coverage under  Decorize's  health insurance plan until the earlier of the following  events occur:  he becomes  eligible for health  insurance from a new employer or July 31, 2004.  During the period  in  which  Decorize  pays  Baker's  COBRA  premium,  he will be responsible  for paying the cost under COBRA for any of his  dependents to continue to be covered under Decorize's health insurance plan;

                  (c) Decorize  shall pay to Baker the interest  which is due on the Promissory Note entered into between Baker and Decorize on June 15,
         2001,  as modified by the Note  Modification  Agreement  dated July 31,
         2002.  The payment of the interest  shall be made on December 31, 2004.
         The  interest  shall be  calculated  at 4% per  year.  Nothing  in this
         Agreement  shall modify  Decorize's  obligations  to repay to Baker the principal due in the Promissory Note.

         The parties agree that these payments will fully  compensate  Baker for all services he has provided as an employee to Decorize or that he in the future may be called  upon to provide as an employee or  consultant.  Baker  agrees and
understands  that  the  payments   described  above  are  conditioned  upon  his
continuing compliance with the terms of this Agreement. A breach by Baker of any term  of  this  Agreement  will  result  in  the  immediate  termination  of the obligation by Decorize to make any further  payments to Baker under the terms of this Section.

         3.  Return  of  Decorize  Property.  As of the date  Baker  signs  this
Agreement he represents that he has returned to Decorize all  Decorize-owned  or leased  property in his possession or under his control except for such property which he has obtained the approval of  Decorize's  President to retain and which is necessary  for him to perform his duties as a member of  Decorize's  Board of
Directors.  Baker will not  retain  any  copies,  duplicates,  reproductions  or excerpts  of any  Decorize-owned  or leased  property  without  the  approval of
Decorize's President or unless such property is necessary for him to perform his duties as a member of Decorize's Board of Directors.

                                      -1-

         4.  General  Release.  Baker,  on  behalf  of  himself  and his  heirs, executors or administrators,  hereby releases,  discharges and agrees not to sue or file any  charges  or  claims  against  Decorize,  its  directors,  officers, employees,  shareholders,  agents,  parent  corporations,  affiliated or related entities,  under any local, state, or federal law, for any type of claim, demand or action  whatsoever  arising  out of or  connected  with his  employment  with
Decorize. The claims, demands or actions which Baker is waiving and releasing by signing this  Agreement  include,  but are not limited to,  wrongful  discharge;
unlawful employment discrimination; retaliation; breach of contract; intentional or negligent infliction of emotional distress;  promissory estoppel;  defamation of  character;  duress;  intentional  misrepresentation  or fraud;  invasion  of privacy;  negligent  hiring,  retention,  or  supervision;  any  alleged  act of harassment  or  intimidation;  or any  other  intentional  or  negligent  act of personal  injury.  This release does not affect  Baker's right to benefits under the terms of any employee  benefit plan in which he participated  while employed by  Decorize  or under  the  Comprehensive  Omnibus  Budget  Reconciliation  Act
("COBRA").  This release also does not limit  Baker's right to enforce the terms of this Agreement.

         5.   Waiver  of  Age   Discrimination   Claim.   Pursuant  to  the  Age
Discrimination in Employment Act of 1967 (29 U.S.C. ss.626), Baker acknowledges:

                  (a) He is  encouraged  to have this  Agreement  reviewed by an attorney;

                  (b) He is releasing all claims  relating to his employment and separation under the Age Discrimination in Employment Act of 1967;

                  (c) He is not  waiving  any  rights or  claims  that may arise after the date this Agreement is signed;

                  (d) He has a  minimum  of  twenty-one  days  from  the date he receives this Agreement to consider this Agreement;

                  (e) For a period of seven  days  following  his  signing  this
         Agreement, Baker may revoke this Agreement and this Agreement shall not become effective or enforceable until the revocation period expires;

                  (f) By executing  this  Agreement,  Baker  represents  that he fully  understands  all provisions of the Agreement and understands the consequences of signing this Agreement.

         6.  Nondisparagement.  Neither  Baker nor  Decorize  will engage in any conduct or take any action,  written or oral, that will reflect negatively on or harm the business interest of the other party.

         7. Non-Hire and Non-Interference. Baker shall not, on his own behalf or on behalf of any other person,  partnership,  association,  corporation or other entity,  (i) hire or solicit or in any manner attempt to influence or induce any employee of Decorize to leave his or her employment by Decorize,  or (ii) use or disclose to any person,  partnership,  association,  corporation or other entity any information  obtained while an employee of Decorize concerning the names and addresses  of  Decorize's  employees.  Decorize  will  not take  any  action  to interfere or prevent Baker from obtaining employment.  Baker agrees that he will not attempt to interfere in any way with Decorize's operations.

         8.  Confidentiality of this Agreement.  It is the express intent of the parties that the terms and conditions of this  Agreement  shall not be disclosed except  in  response  to a  validly  issued  subpoena,  a valid  request  from a government agency or as set out below. The parties agree that Baker may disclose the  terms of this  Agreement  only to his  spouse,  his  attorneys,  and to his accountants or financial advisors.  The parties agree that Decorize may disclose the terms of this Agreement to its officers,  directors,  attorneys and to those employees who are necessary to carry out the terms of the Agreement.

         9. No Admission of Wrongdoing.  This Agreement  shall not in any way be construed as an  admission by either party that such party has acted  wrongfully with respect to the other party or any other person.

         10. Scope of Agreement.  This Agreement sets forth the entire agreement between the parties  pertaining to the subject matter of this  Agreement.  Those terms of the Employment Agreement entered into between Decorate,  Inc. and Baker dated August 7, 2001,  which have not been  superseded by this  Agreement  shall remain in effect.

         11.  Severability.  The parties intend all provisions of this Agreement to be enforced to the fullest  extent  permitted by law.  Accordingly,  should a court of competent jurisdiction determine that the scope of any provision hereof is too broad to be enforced as written, the parties intend that the court reform the  provision to such narrower  scope as it  determines  to be  reasonable  and enforceable.

         12. Modification.  No change or modification of this Agreement shall be valid or binding  upon the parties nor shall any waiver of any term or condition in the future be so binding,  unless such change or modification or waiver shall be in writing and signed by the parties.

         13.  Governing Law. This Agreement  shall be governed by, and construed in accordance with, the laws of the State of Missouri.  If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Greene
County, Missouri.

         14. Counterparts.  This Agreement may be executed in counterparts, each of which shall  constitute an original,  but all of which shall  constitute  one document.

         15. Acknowledgment. By signing below, the parties certify and represent that they have carefully read and considered this Agreement and fully understand the extent and impact of its provisions.  The parties certify and represent that they have  executed  this  Agreement  voluntarily  and without  coercion,  undue influence,  threats or  intimidations of any kind or type whatsoever and that no other promises have been made for the purposes of signing this Agreement.

                                    DECORIZE, INC.

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Jon Baker                                  By:  James K. Parsons

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  Date signed                                  Date signed